PIZZA INN, INC
                           2005 NONEMPLOYEE DIRECTORS
                             STOCK OPTION AWARD PLAN

     The name of the plan is the PIZZA INN, INC. 2005 NONEMPLOYEE DIRECTORS STOCK OPTION AWARD PLAN ("Plan").
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     1. Purpose. The purpose of the Plan is to advance the interests of Pizza Inn, Inc., a Missouri corporation ("Company") by attracting and retaining
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the services of experienced and knowledgeable non-employee directors ("Directors" or "Participants") for the benefit of the Company and its
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shareholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its shareholders through continuing ownership of the Company's stock.

     2.     Definitions

     2.1 "Award" means a stock option granted to a Participant pursuant to this Plan.

2.2 "Award Agreement" means a written agreement between a Participant and the Company that sets out the terms of the grant of an Award.

2.3     "Board"  means  the  Board  of  Directors  of  the  Company.

2.4 "Change of Control" means any circumstances in which any person or group that does not include Mark E. Schwarz, Newcastle Partners L.P. or any of their respective affiliates becomes the beneficial owner of securities representing more than 50% of the combined voting power of the Company's outstanding securities entitled to vote on the election of directors (for which purpose the terms "person," "group" and "beneficial owner" have the same meaning as used in
Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, and the term "affiliate" has the same meaning as defined in Rule 405 promulgated under the Securities Act of 1933).

     2.5 "Code" means the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

     2.6 "Committee" means the Compensation Committee of the Board, or any Board committee constituted and appointed by the Board from among its members to administer this Plan pursuant to its terms.

2.7 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.8     "Director"  means  a  member  of  the  Board.

2.9 "Disability" means a disability as construed under the appropriate provisions of the long-term disability plan maintained for the benefit of Employees of the Company who are regularly employed on a salaried basis, unless the Committee adopts another meaning.

2.10 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code)  of  the  Company  or  any  subsidiary  or  affiliate  of  the  Company.

2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provisions of the Exchange Act.

2.12 "Fair Market Value" means, as it relates to the Shares, the closing price of a Share on Nasdaq on the day on which an Award is granted, provided, however, that in the event that the foregoing definition of "Fair Market Value" does not comply with the definition of "fair market value" provided under
Section 409A of the Code (or the guidance and regulations issued thereunder), the definition of "fair market value" under Section 409A of the Code shall be used for purposes of the Plan and any Awards granted under the Plan.

     2.13 "Nonqualified Stock Option" means a nonqualified stock option, granted pursuant to this Plan, which is not an "incentive stock option" within the meaning of Section 422 of the Code.

2.14 "Outside Director" or "Non-Employee Director" each means a member of the Board who is not otherwise an Employee of the Company, and otherwise satisfying the requirements of this Plan pertaining to Directors.

2.15 "Option" means the right to acquire a share of the Company's common stock at prices and on dates established by the Committee pursuant to the terms of this Plan and documents evidencing the Award.

2.16 "Participants" means those Directors to whom Awards have been granted from time to time and any authorized transferee of such Awards.

2.17     "Plan"  means  the  2005 Non-Employee Director Stock Option Award Plan.

2.18 "Plan Year" means a 12-month period, commensurate with the Company's fiscal year, used for calculating Director eligibility and participation, and for determining Award dates. From time to time, the Board may determine beginning and end dates for a Plan Year other than those of the Company's fiscal year.

2.19 "1993 Plan" means the Pizza Inn 1993 Outside Directors Stock Award Plan, which expired, without renewal or extension, on October 13, 2003.

2.20 "Share" means one share of the Company's common stock, $0.01 par value, or the number and types of shares of stock or other securities that shall be substituted or adjusted for such shares as provided herein.

2.21 "Termination of Service" occurs when a Participant who is an Outside Director of the Company or a subsidiary shall cease to serve as a director of the Company and its subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a "Termination of Service" shall not be deemed to have occurred when a Participant who is an Outside Director becomes an Employee.

3. Effective Date. This Plan was approved by the Board of the Company on October 20, 2004 and will become effective on June 23, 2005 ("Effective Date"),
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subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2004 Annual Meeting of Shareholders; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval.

     4.     Administration.  Subject  to  the terms of this Section 4, this Plan
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shall be administered by the Committee. The Committee has the authority to grant Awards to Directors and is responsible for the general administration and interpretation of this Plan. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

     4.1     Delegation.  The  Committee  may  delegate  to  one  or more of its
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members such administrative duties as it may deem advisable and the Committee, or any person to whom it has delegated duties, may employ one or more qualified persons to render advice with respect to any responsibility the Committee or such person may have under this Plan. The Committee may employ attorneys, consultants, accountants, or other persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received grants under the Plan, the Company, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards; to maintain records relating to the grant, vesting, exercise, forfeiture, or expiration of Awards; to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award; to interpret the terms of Awards; and to take such other actions as the Committee may specify, provided that in no instance shall any such administrator be authorized to grant Awards under the Plan.

     4.2     Committee  Powers.  Subject  to  the  express  provisions  and
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limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend, and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b) to determine which persons are Participants, to which Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares (subject to limitations provided herein) and the circumstances under which Awards become exercisable or vested or are forfeited or expire;

(d) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which may not be identical);

(e) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(f) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     4.3     Limitations  on  the  Committee.  The  Committee  may not (i) grant
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Awards at a price below Fair Market Value, (ii) reprice or reduce the exercise price of an Option without shareholder approval, or (iii) offer reload grants or grant Awards conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another Award.

5. Eligibility. Each Director who is not an Employee is an Outside Director and is eligible to participate in the Plan. The Board has reserved discretion to determine that one or more Directors will not be eligible for a specified Plan Year or for an indefinite period.

     6.     Shares  Subject  to  the Plan.  Subject to adjustment as provided in
Section 13, the maximum number of Shares that may be awarded and delivered under
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the Plan pursuant to Awards is 500,000 subject to legal availability. Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of this Plan. To the extent that any Award under this Plan shall be forfeited, shall expire, or be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired, or canceled may again be awarded pursuant to the provisions of this Plan.

     7. Limitations on Awards. Unless and until the Committee determines otherwise and in addition to any other Option granted to Outside Directors, an Option to acquire two (2) Shares shall be granted to each Outside Director on the first day of each Plan Year for every one (1) Share purchased by such Outside Director during the preceding Plan Year, up to a maximum award of 40,000. Purchases shall include, without limitation, purchases on the open market as well as purchases by exercise of Awards granted under this Plan or the 1993 Plan. In addition, purchases in the preceding Plan Year shall include exercises of previously granted Awards during the first ten (10) days of the new Plan Year if such Outside Director's Options first become exercisable during that period. Awards shall be the sole benefit available to Outside Directors under this Plan.

     8. Vesting, Forfeiture and Restrictions. All Awards shall be subject to a minimum six (6) month vesting period; provided, however, that the Committee may impose a longer vesting period or other restrictions on any Award, subject in any case to the terms of the Plan. An Award vesting period shall lapse in accordance with a schedule established by the Committee and set forth in the Award Agreement for the Award, except as otherwise provided below. Each such schedule may provide for pro rata vesting over several periods or full vesting at the end of a single period, and may include any other conditions upon the vesting of the Awards as the Committee shall determine. Any unvested Options shall become 100% vested upon a Change of Control. Except as otherwise expressly provided in the Participant's Award Agreement or this Plan, all unvested Options shall be forfeited on the date of a Participant's Termination of Service and all vested Options will be subject to forfeiture in accordance with the following terms:

(a)     Death.  If a Participant suffers a Termination of Service as a result of
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his or her death, then all Awards that were vested and unexercised on the date of death, or that the Participant would have been able to exercise within the following twelve (12) months if no Termination of Service had occurred (regardless of whether such Awards were vested as of the date of death), may be exercised within the twelve (12) month period following the Participant's death by his or her estate or by the person who acquires the exercise right by bequest or inheritance. If a Participant suffers a Termination of Service prior to the date of death, and the Awards were both vested and exercisable at the time of the Participant's death, the Award may be exercised at any time within twelve
(12) months following the date of death by the Participant's estate or by a person who acquires the right to exercise the Award by bequest or inheritance, but only to the extent of that the Award was vested and exercisable as of the date of the Termination of Service.

(b)     Disability.  If  a  Participant  suffers  a  Termination of Service as a
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result  of the Participant's Disability, then the Participant may, within twelve
(12) months after the Termination of Service, exercise all vested Awards he or she could have exercised at the date of such Termination of Service, or would have been able to exercise within the twelve (12) month period following the Termination of Service had the Termination of Service not occurred (regardless of whether such Awards were vested as of the date of Termination of Service due to Disability), provided, however, that no such Award may be exercised after expiration of the term specified in the Award Agreement.

(c)     Termination  of  the  Relationship  for  Other  Reasons.  Termination of
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Service for any other reason other than as set forth in paragraph 8(a) and 8(b) above, including not being nominated for re-election, not being re-elected, retirement, resignation, or discharge, will result in forfeiture of all unexercised vested Awards as of 5 p.m. on the date of the Termination of Service, unless otherwise specified in the Award Agreement. The Committee may waive the forfeiture in whole or in part. Where forfeiture is waived, the Participant may, within thirty (30) days after the date of such Termination of Service, exercise all Awards he or she could have exercised at the date of the Termination of Service, or would have been able to exercise within the thirty
(30) day period following the Termination of Service had the Termination of Service not occurred (regardless if such Awards were vested as of the date of Termination of Service).

9. Terms and Conditions of Option Awards. Each grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement between the Company and the Participant setting forth the Award being granted, the total number of Shares subject to the Award (determined in accordance with the terms of Section 7 of the Plan), the Exercise Price, the Date of Grant, and such other
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terms, provisions, limitations, and performance objectives as are approved by the Committee, provided that such terms and conditions are not inconsistent with the Plan and do not cause the Award to be subject to the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder. The minimum vesting period is six (6) months, and the term of an Award may be no more than ten (10) years from the date of grant. No Award may be exercised after expiration of its term.

     10. Exercise Price. The Committee will determine the exercise price for the Shares underlying each Award at the time the Award is granted. The exercise price for Shares under an Award may not be less than 100% of the Fair Market Value of the common stock of the Company on the Date of Grant. No Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Company's capitalization), if the effect would be to reduce the exercise price for the Shares subject to an Award.

     11. Exercise of Award; Form of Consideration. Subject to the other provisions of this Plan, the Committee may, in its sole discretion, provide that an Award may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Payment may be made by cash, check, or by broker assisted same day sale. The Option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes the Company is required to withhold.

     12. Nontransferability of Awards. Unless otherwise determined by the Committee, Awards granted under this Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during a Participant's lifetime only by the Participant.

     13. Adjustments Upon Changes in Capitalization, Merger, or Sale of Assets In the event that the Company's stock changes by reason of any stock split, dividend, combination, reclassification, or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of Shares subject to this Plan, the number and class of Shares subject to any Award outstanding under this Plan, and the exercise price for Shares subject to any such outstanding Award.

     In the event of a liquidation or dissolution, any unexercised Awards shall terminate. In the event of a Change of Control, the Board or the Committee, in its discretion, may provide for the assumption, substitution, or adjustment of each outstanding Award.

     14. No Condition of Service. The granting of Awards under this Plan shall impose no obligation on the Company, or any of its officers, directors, or employees, to continue the service of a Participant and shall not waive or modify the right to terminate services of any such Participant.

     15. Securities Laws. The Company has no obligation to register Options granted under the Plan. If Awards granted have not been registered, upon issuance of Awards to an Outside Director and upon issuance of Shares upon exercise of an Award, the Participant shall represent and warrant to the Company that the Shares are being acquired for investment purposes and shall acknowledge transfer restrictions under applicable securities laws.

     16. Federal Income Tax Consequences. The only Options that may be granted under the Plan are Nonqualified Stock Options.

     Non-Qualified Options. A Participant generally will not recognize any taxable income at the time the Award is granted. However, upon its exercise, the Participant will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price. The income realized by the Participant will be subject to income and other employee withholding taxes.

The Participant's basis for determination of gain or loss upon the subsequent disposition of Shares acquired upon the exercise of an Award will be the amount paid for such Shares plus any ordinary income recognized as a result of the exercise of such Award. Upon disposition of any Shares acquired pursuant to the exercise of an Award, the difference between the sale price and the Participant's basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term gain or loss if the Shares have been held for more than one year at disposition.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of an Award or a sale of disposition of Shares acquired upon the exercise of an Award. However, upon the exercise of an Award the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a Participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

     17. Expiration. Unless it is terminated sooner, the Plan will terminate ten (10) years from the Effective Date, or such earlier date as the Board may determine. The expiration of the Committee's authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Company's and Participant's rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

     18. Amendment. The Board may at any time terminate the Plan or make any modification that it deems advisable; provided, however, that shareholder approval will be required for any amendment that will (i) increase the total number of Shares as to which Awards may be granted under the Plan, (ii) modify the class of persons eligible to receive Awards, or (iii) otherwise require shareholder approval under applicable law or regulation. In addition, neither the Board nor the Committee will amend the Plan regarding the amount, pricing, and timing of Awards other than to comply with changes in the Code, the Employment Retirement Income Security Act of 1974, or the rules thereunder. Modification, or amendment of the Plan will not, without the consent of the Participant, affect his or her rights under a previously granted Award.

19.     Miscellaneous.

     19.1     Impact on Other Benefits.  At no time shall the value of any Award
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be includable as compensation or earnings for purposes of any other benefit plan, if any, offered to Directors by the Company.

19.2     Funding  of  Plan.  Insofar as it provides for Awards the Plan shall be
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unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of Shares to be awarded under this Plan.

19.3     Governing  Law.  This  Plan  and  any  agreements  or  other  documents
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hereunder shall be interpreted and construed in accordance with the laws of the State of Missouri and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule, or regulation of similar effect or applicability.

19.4     Liability of Company.  The Company shall not be liable to a Participant
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or other persons as to (a) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise, or settlement of any Award granted pursuant to this Plan.

19.5     Compliance  with  Laws  and  Regulations.  This  Plan,  the  grant  and
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exercise of Awards hereunder, and the obligation of the Company to issue or deliver Shares under such Awards, shall be subject to all applicable federal, state, and local laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required. To the extent the Company is unable, or the Committee deems it infeasible, to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Options is effective and current or the Company or its counsel has determined that such registration is unnecessary.


Adopted  by  the  Board  of  Directors  of  Pizza Inn, Inc. on October 20, 2004.


/s/  Mark.  E.  Schwarz                         /s/  Steven  J.  Pully
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Chairman  of  the Board                         Chairman, Compensation Committee